Gran Tierra Energy Inc. Announces Second Quarter 2020 Results

Achieved Significant Reductions in Operating and G&A Costs
Resumption of Production, Development and Workover Activities in Second Half 2020
Strengthened Financial Position and Liquidity Profile with Attractive Outlook for 2021

CALGARY, ALBERTA, August 4, 2020, Gran Tierra Energy Inc. ("Gran Tierra" or the "Company") (NYSE American:GTE)(TSX:GTE)(LSE:GTE) today announced the Company's financial and operating results for the quarter ended June 30, 2020 ("the Quarter"). All dollar amounts are in United States ("U.S.") dollars and production amounts are on an average working interest before royalties ("WI") basis unless otherwise indicated. Per barrel ("bbl") of oil equivalent ("BOE") amounts are based on WI sales before royalties. For per BOE amounts based on net after royalty ("NAR") production, see Gran Tierra's Quarterly Report on Form 10-Q filed August 4, 2020.
Key Highlights:
•Production: The Quarter's production averaged 20,165 BOE per day ("BOEPD"), down 32% from first quarter 2020 ("the Prior Quarter"); with the unprecedented impact of the COVID-19 pandemic and the related crash in world oil prices, Gran Tierra took decisive actions during the Quarter to protect the Company's balance sheet and liquidity; as a result, oil production was impacted by deferred development drilling, shut-in of higher cost production and wells that were left off-line awaiting routine mechanical workovers; the suspension of production at the Suroriente and PUT-7 Blocks in the southern Putumayo region due to force majeure related to a local farmers' blockade also reduced volumes; current production is approximately 19,000 BOEPD
•Achieved Significant Reductions in Costs: Since March 2020, in response to the global economic downturn and lower commodity prices, Gran Tierra rapidly implemented cost saving initiatives throughout the Company; significant progress has been made on lowering costs through the renegotiation of vendor contracts and optimization of personnel and rental equipment; as a result, Gran Tierra has reduced operating costs and cash general and administrative ("G&A") costs by 43% and 30%, respectively, from the Prior Quarter; the majority of the cost reductions are structural reductions in the Company's operations, which are expected to be maintained even if oil prices recover further; as a result of ongoing cost saving initiatives, the Company also expects per well drilling and completion capital costs to be reduced by approximately 30% at Acordionero and 18% at Costayaco compared to 2019
•Successful Redetermination of the Credit Facility & Covenant Waiver Until October 2021: During the Quarter, Gran Tierra successfully completed the semi-annual redetermination of the Company's bank-syndicated credit facility; the borrowing base limit was re-determined to $225 million from the prior limit of $300 million and the Company was granted relief under certain financial covenants until October 1, 2021 (the "Covenant Relief Period"), including relief from compliance with the ratio of Total Debt* to EBITDAX* during the Covenant Relief Period
•VAT & Income Tax Refunds Received: at the end of the Prior Quarter, Gran Tierra had total value-added tax ("VAT") and income tax receivables of $138 million; during the Quarter, the Company collected a total of $25 million in VAT and income tax refunds; during July 2020, the Company received another $21 million in tax refunds and expects to collect another $30 to $40 million before the end of 2020; therefore, Gran Tierra forecasts total collection in the range of $76 to $86 million in VAT and income tax refunds during 2020

•Capital Expenditures: With 2020's oil price volatility and logistical challenges due to COVID-19, Gran Tierra elected to significantly reduce the Quarter's activities; the Quarter's capital expenditures were only $5 million; while the Quarter's net loss was $371 million (including oil and gas property impairment of $398 million), funds flow from operations(1) was a positive $6 million, which more than covered capital expenditures
•Operations Resumption: Gran Tierra forecasts the following activities during the course of second half 2020:
◦With the recent recovery in oil prices and tightening of differentials, Gran Tierra has initiated the required activities to safely resume several operations throughout the Company's Colombian portfolio, in strict accordance with COVID-19 protocols; the evolving situation with the COVID-19 pandemic may impact the timing of the planned activities and the resulting amount and timing of incremental production additions
◦Acordionero Workover and Development Activities to Resume (100% WI):
▪Workovers: plans call for a restart of the routine workover program, with the first workover rig to begin operations during third quarter 2020, and a second workover rig starting up in fourth quarter 2020; a total of 8-10 offline wells are expected to be worked over to restore production by 2020 year-end; the wells can only be worked over one at a time in sequence; the total combined productive capacity of the 10 highest priority wells for workover is estimated to be approximately 3,500 bbl of oil per day ("BOPD") with weighted averages for water cut of 13%, gas-oil ratio of 639 standard cubic feet per bbl and API oil gravity of 17 degrees (based on 30-day averages prior to each well going offline earlier this year)
▪Development Drilling: one drilling rig is expected to restart development drilling operations during fourth quarter 2020 to drill 1-2 new oil wells by 2020 year-end; these new wells are expected to begin production during first quarter 2021; the drilling rig is forecast to continue drilling new development oil wells at Acordionero throughout 2021; the next four planned wells are scheduled to be drilled from the new southwest pad; each of these new wells is expected to have an initial oil production rate of approximately 550 BOPD (initial 30-day average rate), in line with the strong performance of wells drilled in the field over the last year
◦Costayaco/Vonu Workovers to Resume (100% WI): a workover rig is expected to start operations during fourth quarter 2020 to workover 2-4 wells; the wells can only be worked over one at a time in sequence; the total combined productive capacity for the four priority wells for workover is estimated to be approximately 1,000 BOPD with weighted averages for water cut of 44%, gas-oil ratio of 811 standard cubic feet per bbl and API oil gravity of 29 degrees (based on 30-day averages prior to each well going offline earlier this year)
◦Suroriente Block (52% WI) to Resume Production: restart of this block is expected during second half 2020; the block's WI productive capacity is estimated to be approximately 3,600 BOPD (based on the 30-day average prior to the block being shut-in earlier this year)
◦Majority of Minor Fields to Resume Production: the restart of the these fields is expected during second half 2020; these fields' combined WI productive capacity is estimated to be approximately 1,900 BOPD (based on 30-day averages prior to the shut-ins earlier this year, which were done to reduce costs and preserve value and liquidity)
•Financial Guidance for Second Half 2020 (based on the resumption of operations described above):
◦Brent Oil Price: $41.00-45.00/bbl
◦Capital Expenditures: $25-35 million (new Acordionero southwest drilling pad & 1-2 new wells)
◦Operating Netback(1): $55-75 million
◦EBITDA(1): $45-65 million
◦Funds Flow from Operations(1): $25-35 million

•Hedges In Place To Protect Cash Flows: Realized oil price hedging gains totaled $17 million during the first half of 2020; the Company has entered into additional oil price hedges and has a total 11,000 BOPD hedged for the second half of 2020 (average floor price of $35.68/bbl, average ceiling price of $43.43/bbl) as follows:

Type of Instrument & Period	Volume (BOPD)	Sold Put ($/bbl)	Purchased Put ($/bbl)	Sold Call ($/bbl)	Premium ($/bbl)
Collars: July 1, to December 31, 2020	4,000	25.00	35.00	37.72	n/a
Collars: July 1, to December 31, 2020	3,000	25.00	35.00	44.25	1.00
Collars: July 1, to December 31, 2020	1,000	25.00	32.50	39.50	n/a
Collars: July 1, to December 31, 2020	3,000	32.50	38.33	51.52	0.97
•Gran Tierra Positioned to Thrive in 2021: The Company's initiatives during the severe downturn of 2020 were focused on portfolio optimization, deferring short-cycle investments, and pacing projects to allow the safe resumption of operations when oil prices recovered and strict COVID-19 safety protocols were implemented; the Company is analyzing multiple scenarios focused on maximizing returns and free cash flow in 2021, and to optimize the ultimate oil recovery, free cash flow and long-term value from all assets; Gran Tierra believes its robust asset base will resume average production in excess of 30,000 BOEPD in 2021, based on current assumptions, including commodity prices remaining at current levels and that there is minimal global economic disruption from the COVID-19 pandemic next year
Key Financial Metrics for the Quarter:
•Net loss was $371 million compared with a net loss of $252 million in the Prior Quarter, primarily due to a non-cash impairment on the Company's oil and gas properties as a result of significantly lower oil prices ($398 million)
•Adjusted EBITDA(1) was $18 million, compared with $35 million in the Prior Quarter
•Funds flow from operations(1) of $6 million ($0.02 per share, basic) decreased by 73% compared with the Prior Quarter, as a result of lower production and a 34% decrease in the Brent oil price, as well as a widening of differentials; capital expenditures totaled $5 million, a decrease of 89% compared to the Prior Quarter
•Oil and gas sales were $34 million, down 61% from $86 million in the Prior Quarter, due to the decreases in production and oil prices
•Operating netback(1)(2) decreased to $5.65 per BOE, which was caused mostly by the 34% drop in the Brent oil price from the Prior Quarter, while other cost components such as transportation expenses and the quality and transportation discount remained relatively unchanged; the drop in the Quarter's royalties to $1.63 per BOE, down from the Prior Quarter's $5.61 per BOE, partially offset the negative impact of the crash in oil prices
•Operating expenses of $9.62 per BOE were down 21% from $12.17 per BOE in the Prior Quarter due to lower power generation costs, reduction in rental equipment and cost savings attributed to the lower activities
•Workover expenses were $0.71 per BOE, down 85% from $4.64 per BOE in the Prior Quarter due to lower activity
•Transportation expenses were $1.68 per BOE, up from $1.52 per BOE in the Prior Quarter, due to higher pipeline sales

Operations Update
Acordionero (100% WI and Operator)
•During the Quarter, no development wells were drilled, however production from the remaining wells stabilized at approximately 11,000 BOPD during the Quarter, with downtime of only approximately 1%; the low downtime reflects excellent reliability from the field's gas-to-power generation; the stabilization of production is indicative of effective waterflood response due to proactive pattern balancing; this base production response provides an excellent platform to grow production and cash flow from future workovers and development drilling

•At the end of the Quarter, a total of 14 oil wells require workovers to restore production; given the recent strong recovery in the Brent oil price, the Company is planning on restarting a workover program during third quarter 2020
Suroriente (52% WI and Operator)
•Gran Tierra plans to restart production from Suroriente during second half 2020
•The Cohembi and other oil fields in the Suroriente Block were producing at approximately 3,600 BOPD (WI) prior to the blockades, as the field was continuing to positively respond to increased water injection and pump optimizations
•Prior to the blockades in late February 2020, activities were underway to expand the Cohembi water treatment, injection and processing facilities under a two-phased expansion program; the combined phased expansion would be expected to boost gross water injection capacity from 19,000 to 60,000 bbl of water per day
Ayombero-Chuira (100% WI and Operator)
•Gran Tierra remains encouraged by results from the Ayombero-1 well, which continues to show stable production which averaged 158 BOPD for the Quarter on natural flow and has total cumulative oil production to date of 124,000 bbl
•Ayombero-2 and -3 remain suspended and ready for the next phase of operations to recover the wellbores; Gran Tierra continues detailed planning for the next phase of operations but plans to await further recovery in oil prices before restarting development activities
Moqueta (100% WI and Operator)
•During the Quarter, Gran Tierra continued to optimize the waterflood at Moqueta, where oil production and water injection were in-line with expectations
•On June 21, 2020, Moqueta was shut-in immediately after a leak was detected in the pipeline that transports the field's production to Costayaco; repairs were made during July 2020 and the field was brought back on production on July 27, 2020; the temporary shut-in of Moqueta is expected to cause an immaterial reduction in the Company's total 2020 average production of approximately 400 BOPD; Moqueta is currently producing approximately 3,000 BOPD
Message to Shareholders
Gary Guidry, President and Chief Executive Officer of Gran Tierra, commented: "With the unprecedented volatility facing our industry during the COVID-19 pandemic and the related imbalance in world oil supply and demand, Gran Tierra took decisive action to protect our balance sheet and cash flows. We swiftly reduced our 2020 capital program and implemented cost saving initiatives throughout the Company. The team has made significant progress on lowering operating and G&A costs, and done a great job managing the crisis on all fronts. We believe we are well-positioned to withstand the current volatile environment with our low base decline, conventional oil asset base and the operational control for capital allocation and timing, while maintaining a low cost structure. As we move forward, we remain agile in the execution of our strategy as we plan to resume development and workover activities in Acordionero and restart the majority of shut-in oil fields during the second half of 2020. We will safely and diligently commence operations with a key objective of finishing 2020 strong to set up for an exciting 2021. We believe that Gran Tierra is well-positioned to thrive in 2021 and beyond."

Financial and Operational Highlights (all amounts in $000s, except per share and BOE amounts)

	Three Months Ended June 30,		Three Months Ended March 31,	Six Months Ended June 30,
	2020	2019	2020	2020	2019

Net (Loss) Income	$(370,649)	$38,540	$(251,626)	$(622,275)	$40,519
Per Share - Basic	$(1.01)	$0.10	$(0.69)	$(1.70)	$0.11
Per Share - Diluted	$(1.01)	$0.10	$(0.69)	$(1.70)	$0.10

Oil and Gas Sales	$33,824	$157,993	$86,079	$119,903	$310,558
Operating Expenses	(18,424)	(33,733)	(32,285)	(50,709)	(68,516)
Workover Expenses	(1,361)	(12,757)	(12,303)	(13,664)	(19,046)
Transportation Expenses	(3,226)	(4,885)	(4,037)	(7,263)	(12,988)
Operating Netback(1)(2)	$10,813	$106,618	$37,454	$48,267	$210,008

G&A Expenses Before Stock-Based Compensation	$5,237	$9,268	$7,440	$12,677	$17,137
G&A Stock-Based Compensation Expense (Recovery)	1,292	(627)	(2,055)	(763)	1,100
G&A Expenses, Including Stock Based Compensation	$6,529	$8,641	$5,385	$11,914	$18,237

Adjusted EBITDA(1)	$17,851	$97,351	$34,516	$52,367	$191,264

Funds Flow from Operations(1)	$5,974	$88,269	$22,227	$28,201	$163,719

Capital Expenditures	$4,747	$99,595	$44,277	$49,024	$194,084

Average Daily Volumes (BOEPD)
WI Production Before Royalties	20,165	35,340	29,527	24,846	36,744
Royalties	(1,757)	(6,147)	(4,156)	(2,957)	(6,322)
Production NAR	18,408	29,193	25,371	21,889	30,422
Decrease (Increase) in Inventory	858	84	(521)	169	127
Sales	19,266	29,277	24,850	22,058	30,549
Royalties, % of WI Production Before Royalties	9%	17%	14%	12%	17%

Per BOE
Brent	$33.39	$68.32	$50.82	$42.10	$66.11
Quality and Transportation Discount	(14.10)	(9.02)	(12.75)	(12.23)	(9.94)
Royalties	(1.63)	(10.38)	(5.61)	(3.62)	(9.66)
Average Realized Price	17.66	48.92	32.46	26.25	46.51
Transportation Expenses	(1.68)	(1.51)	(1.52)	(1.59)	(1.95)
Average Realized Price Net of Transportation Expenses	15.98	47.41	30.94	24.66	44.56
Operating Expenses	(9.62)	(10.44)	(12.17)	(11.10)	(10.26)
Workover Expenses	(0.71)	(3.95)	(4.64)	(2.99)	(2.85)
Operating Netback(1)(2)	5.65	33.02	14.13	10.57	31.45

G&A Expenses Before Stock-Based Compensation	(2.73)	(2.87)	(2.81)	(2.78)	(2.57)
Severance Expenses	(0.01)	(0.08)	(0.50)	(0.29)	(0.14)
Realized Foreign Exchange Gain	0.75	0.31	0.75	0.75	0.02
Realized Financial Instruments Gain (Loss)	5.67	(0.35)	1.31	3.14	(0.20)
Interest Expense, Excluding Amortization of Debt Issuance Costs	(6.41)	(2.98)	(4.51)	(5.31)	(2.50)
Interest Income	—	0.12	0.13	0.08	0.08
Other Loss	—	—	—	—	—
Net Lease Payments	(0.01)	0.01	(0.01)	—	0.01
Current Income Tax Expense	0.20	0.15	(0.11)	0.02	(1.63)
Cash Netback(1)	$3.11	$27.33	$8.38	$6.18	$24.52

Share Information (000s)
Common Stock Outstanding, End of Period	366,982	376,636	366,982	366,982	376,636
Weighted Average Number of Common and Exchangeable Shares Outstanding - Basic	366,982	379,942	366,982	366,982	383,492
Weighted Average Number of Common and Exchangeable Shares Outstanding - Diluted	366,982	415,757	366,982	366,982	419,307

*These non-GAAP measures are defined in the Credit Agreement, dated as of September 18, 2015, by and among Gran Tierra Energy Inc., Gran Tierra Energy International Holdings Ltd., the Bank of Nova Scotia, Societe Generale and the lenders party thereto, as amended (the "Credit Agreement"). The Credit Agreement and all amendments thereto are available as exhibits to Gran Tierra's SEC filings. Total Debt means all debt of Gran Tierra and its subsidiaries party to the credit facility on a consolidated basis. EBITDAX means the sum of consolidated net income plus the following expenses or charges to the extent deducted from consolidated net income: interest, income taxes, depreciation, depletion, amortization, exploration expenses and other similar noncash charges, minus all noncash income added to consolidated net income. Senior Secured Leverage Ratio means the ratio of secured total date to EBITDAX.
(1) Net debt is defined as face value of debt ($789 million), less cash and cash equivalents ($17 million). Net debt, funds flow from operations, operating netback, return on average capital employed, cash netback, earnings before interest, taxes and depletion, depreciation and accretion ("DD&A") ("EBITDA") and EBITDA adjusted for goodwill and asset impairment, unrealized foreign exchange gain or loss, stock based compensation expense or recovery, other loss and unrealized financial instruments gain or loss ("Adjusted EBITDA") are non-GAAP measures and do not have standardized meanings under generally accepted accounting principles in the United States of America ("GAAP"). Refer to "Non-GAAP Measures" in this press release for descriptions of these non-GAAP measures and reconciliations to the most directly comparable measures calculated and presented in accordance with GAAP.
(2) Operating netback as presented is defined as oil and gas sales less operating, workover and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Conference Call Information:
Gran Tierra will host its second quarter 2020 results conference call on Wednesday, August 5, 2020, at 9:00 a.m. Mountain Time, 11:00 a.m. Eastern Time. Interested parties may access the conference call by dialing +1-844-348-3792 or +1-614-999-9309 (North America), 0800-028-8438 or 020-3107-0289 (United Kingdom) or 01-800-518-5094 (Colombia). The call will also be available via webcast at www.grantierra.com.
Corporate Presentation:
Gran Tierra's Corporate Presentation has been updated and is available on the Company website at www.grantierra.com.
Contact Information
For investor and media inquiries please contact:

Gary Guidry
President & Chief Executive Officer

Ryan Ellson
Executive Vice President & Chief Financial Officer

Rodger Trimble
Vice President, Investor Relations

+1-403-265-3221

info@grantierra.com

About Gran Tierra Energy Inc.
Gran Tierra Energy Inc. together with its subsidiaries is an independent international energy company focused on oil and natural gas exploration and production in Colombia and Ecuador. The Company is focused on its existing portfolio of assets in Colombia and Ecuador and will pursue new growth opportunities throughout Colombia and Latin America, leveraging our financial strength. The Company’s common stock trades on the NYSE American, the Toronto Stock Exchange and the London Stock Exchange under the ticker symbol GTE. Additional information concerning Gran Tierra is available at www.grantierra.com. Information on the Company's website (including the Sustainability Report) does not constitute a part of this press release. Investor inquiries may be directed to info@grantierra.com or (403) 265-3221.
Gran Tierra's Securities and Exchange Commission filings are available on the SEC website at http://www.sec.gov and on SEDAR at http://www.sedar.com and UK regulatory filings are available on the National Storage Mechanism website at https://data.fca.org.uk/#/nsm/nationalstoragemechanism.
Forward-Looking Statements and Legal Advisories:
This press release contains opinions, forecasts, projections, expectations and other statements about future events or results that constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and financial outlook and forward-looking information within the meaning of applicable Canadian securities laws (collectively, "forward-looking statements"), which can be identified by such terms as “expect,” “plan,” “guidance,” "forecast," “project,” "objective," “will,” “believe,” "should," "could," "allow" and other terms that are forward-looking in nature. Such forward-looking statements include, but are not limited to, the Company's expectations regarding its capital program, 2020 and 2021 outlook, the benefits of reduced capital spending and G&A expenses, the benefits of derivative transactions, well performance, production, including the restart of production, and future development costs, liquidity and access to capital, future plans when oil prices increase, the Company’s strategies and results thereof, the Company’s operations including planned operations, the use and the availability of certain tax refunds, the Company’s guidance, including future production, operating netback, EBITDA and funds flow from operations, and the impact of the COVID-19 pandemic, disruptions to operations and the decline in industry conditions.
Among the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements in this press release are: the unprecedented impact of the COVID-19 pandemic and the actions of OPEC and non-OPEC countries and the procedures imposed by governments in response thereto; disruptions to local operations; the decline and volatility in oil and gas industry conditions and commodity prices; the severe imbalance in supply and demand for oil and natural gas; prices and markets for oil and natural gas are unpredictable and volatile; the accuracy of productive capacity of any particular field; the timing and impact of any resumption of operations; Gran Tierra’s operations are located in South America and unexpected problems can arise due to guerilla activity or local blockades or protests; technical difficulties and operational difficulties may arise which impact the production, transport or sale of our products; geographic, political and weather conditions can impact the production, transport or sale of our products; the ability of Gran Tierra to execute its business plan and realize expected benefits from current initiatives (including a reduction of the capital program); the risk that unexpected delays and difficulties in developing currently owned properties may occur; the ability to replace reserves and production and develop and manage reserves on an economically viable basis; the accuracy of testing and production results and seismic data, pricing and cost estimates (including with respect to commodity pricing and exchange rates); the risk profile of planned exploration activities; the effects of drilling down-dip; the effects of waterflood and multi-stage fracture stimulation operations; the extent and effect of delivery disruptions, equipment performance and costs; actions by third parties; the timely receipt of regulatory or other required approvals for our operating activities; the failure of exploratory drilling to result in commercial wells; unexpected delays due to the limited availability of drilling equipment and personnel; the risk that current global economic and credit market conditions may impact oil prices and oil consumption more than Gran Tierra currently predicts, which could cause Gran Tierra to further modify its strategy and capital spending program; volatility or declines in the trading price of our common stock or bonds; the risk that Gran Tierra does not receive the anticipated benefits of government programs, including government tax refunds; Gran Tierra’s ability to comply with financial covenants in its credit agreement; and the risk factors detailed from time to time in Gran Tierra’s periodic reports filed with the Securities and Exchange Commission, including, without limitation, under the caption "Risk Factors" in Gran Tierra's Quarterly Report for the quarter ended March 31, 2020 and Annual Report on Form 10-K for the year ended December 31, 2019, many of which are beyond the Company's control. These filings are available on the SEC website at http://www.sec.gov and on SEDAR at www.sedar.com. The unprecedented decline in oil prices and related reduction in the Company's capital program has significantly reduced the Company’s forecasted Covenant EBITDAX.
The forward-looking statements contained in this press release are based on certain assumptions made by Gran Tierra based on management's experience and other factors believed to be appropriate. Gran Tierra believes these assumptions to be reasonable at this time, but the forward-looking statements are subject to risk and uncertainties, many of which are beyond Gran Tierra's control, which may cause actual results to differ materially from those implied or expressed by the forward looking statements. The risk that the assumptions on which the 2020 and 2021 outlook are based prove incorrect may increase the later the period to which the outlook relates. In particular, the unprecedented nature of the current economic downturn, pandemic and industry decline may make it particularly difficult to identify risks or predict the degree to which identified risks will impact Gran Tierra's business and financial condition. All forward-looking statements are made as of the date of this press release and the fact that this press release remains available does not constitute a representation by Gran Tierra that Gran Tierra believes these forward-looking statements continue to be true as of any subsequent date. Actual results may vary materially from the expected results expressed in forward-looking statements. Gran Tierra disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by applicable law.
The estimates of future production, operating netback, EBITDA, funds flow from operations and certain expenses set forth in this press release may be considered to be future-oriented financial information or a financial outlook for the purposes of applicable Canadian securities laws. Financial outlook and future-oriented financial information contained in this press release about prospective financial performance, financial position or cash flows are provided to give the reader a better understanding of the potential future performance of the Company in certain areas and are based on assumptions about future events, including economic conditions and proposed courses of action, based on management’s assessment of the relevant information currently available, and to become available in the future. In particular, this press release contains projected operational and financial information for the second half of 2020 and 2021. These projections contain forward-looking statements and are based on a number of material assumptions and factors set out above. Actual results may differ significantly from the projections presented herein. These projections may also be considered to contain future-oriented financial information or a financial outlook. The actual results of Gran Tierra’s operations for any period will likely vary from the amounts set forth in these projections, and such variations may be material. See above for a discussion of the risks that could cause actual results to vary. The future-oriented financial information and financial outlooks contained in this press release have been approved by management as of the date of this press release. Readers are cautioned that any such financial outlook and future-oriented financial information contained herein should not be used for purposes other than those for which it is disclosed herein. The Company and its management believe that the prospective operational and financial information has been prepared on a reasonable basis, reflecting management’s best estimates and judgments, and represent, to the best of management’s knowledge and opinion, the Company’s expected course of action. However, because this information is highly subjective, it should not be relied on as necessarily indicative of future results.
Non-GAAP Measures
This press release includes non-GAAP financial measures as further described herein. These non-GAAP measures do not have a standardized meaning under GAAP. Investors are cautioned that these measures should not be construed as alternatives to net income or loss or other measures of financial performance as determined in accordance with GAAP. Gran Tierra's method of calculating these measures may differ from other companies and, accordingly, they may not be comparable to similar measures used by other companies. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as to not imply that more emphasis should be placed on the non-GAAP measure.
Operating netback as presented is defined as oil and gas sales less operating and transportation expenses. See the table entitled Financial and Operational Highlights above for the components of consolidated operating netback and corresponding reconciliation.

Cash netback as presented is defined as net income before DD&A expenses, goodwill and asset impairment, deferred income tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instrument gains or losses, loss on redemption of Convertible Notes and cash settlement of financial instruments. Management believes that operating netback and cash netback are useful supplemental measures for investors to analyze financial performance and provide an indication of the results generated by Gran Tierra's principal business activities prior to the consideration of other income and expenses. A reconciliation from net (loss) income to cash netback is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
Cash Netback - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020
Net (loss) income	$(370,649)	$38,540	$(622,275)	$40,519	$(251,626)
Adjustments to reconcile net (loss) income to cash netback
DD&A expenses	42,484	51,697	99,778	114,618	57,294
Goodwill impairment	—	—	102,581	—	102,581
Asset impairment	398,458	—	402,362	—	3,904
Deferred tax (recovery) expense	(76,200)	14,957	(41,594)	23,280	34,606
Stock-based compensation expense (recovery)	1,292	(627)	(763)	1,100	(2,055)
Amortization of debt issuance costs	1,092	947	1,936	1,785	844
Non-cash lease expense	481	894	971	894	490
Lease payments	(460)	(848)	(975)	(848)	(515)
Unrealized foreign exchange (gain) loss	(1,544)	2,174	19,255	(1,109)	20,799
Financial instruments loss (gain)	164	(18,340)	52,582	(15,175)	52,418
Cash settlement of financial instruments	10,856	(1,125)	14,343	(1,345)	3,487
Cash netback	$5,974	$88,269	$28,201	$163,719	$22,227

EBITDA, as presented, is defined as net (loss) income adjusted for DD&A expenses, interest expense and income tax expense or recovery. Adjusted EBITDA is defined as EBITDA adjusted for goodwill and asset impairment, unrealized foreign exchange gain or loss, stock based compensation expense or recovery, other loss and unrealized financial instruments gain or loss. Management uses this financial measure to analyze performance and (loss) income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to EBITDA and Adjusted EBITDA as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,	Twelve Month Trailing June 30,
EBITDA - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020	2020
Net (loss) income	$(370,649)	$38,540	$(622,275)	$40,519	$(251,626)	$(624,104)
Adjustments to reconcile net (loss) income to EBITDA and Adjusted EBITDA
DD&A expenses	42,484	51,697	99,778	114,618	57,294	210,193
Interest expense	13,365	10,564	26,175	18,502	12,810	50,941
Income tax (recovery) expense	(76,575)	14,468	(41,671)	34,154	34,904	(18,540)
EBITDA	$(391,375)	$115,269	$(537,993)	$207,793	$(146,618)	$(381,510)
Goodwill impairment	—	—	102,581	—	102,581	102,581
Asset impairment	398,458	—	402,362	—	3,904	402,362

Unrealized foreign exchange (gain) loss	(1,544)	2,174	19,255	(1,109)	20,799	22,167
Stock-based compensation expense (recovery)	1,292	(627)	(763)	1,100	(2,055)	(433)
Other loss	—	—	—	—	—	12,886
Unrealized financial instruments loss (gain)	11,020	(19,465)	66,925	(16,520)	55,905	33,957
Adjusted EBITDA	$17,851	$97,351	$52,367	$191,264	$34,516	$192,010

Funds flow from operations, as presented, is net (loss) income adjusted for DD&A expenses, goodwill and asset impairment, deferred tax expense or recovery, stock-based compensation expense or recovery, amortization of debt issuance costs, non-cash lease expense, lease payments, unrealized foreign exchange gains and losses, financial instruments gain or loss and cash settlement of financial instruments. Management uses this financial measure to analyze performance and income generated by our principal business activities prior to the consideration of how non-cash items affect that income, and believes that this financial measure is also useful supplemental information for investors to analyze performance and our financial results. A reconciliation from net (loss) income to funds flow from operations is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended March 31,
Funds Flow From Operations - (Non-GAAP) Measure ($000s)	2020	2019	2020	2019	2020
Net (loss) income	$(370,649)	$38,540	$(622,275)	$40,519	$(251,626)
Adjustments to reconcile net (loss) income to funds flow from operations
DD&A expenses	42,484	51,697	99,778	114,618	57,294
Goodwill impairment	—	—	102,581	—	102,581
Asset impairment	398,458	—	402,362	—	3,904
Deferred tax (recovery) expense	(76,200)	14,957	(41,594)	23,280	34,606
Stock-based compensation expense (recovery)	1,292	(627)	(763)	1,100	(2,055)
Amortization of debt issuance costs	1,092	947	1,936	1,785	844
Non-cash lease expense	481	894	971	894	490
Lease payments	(460)	(848)	(975)	(848)	(515)
Unrealized foreign exchange (gain) loss	(1,544)	2,174	19,255	(1,109)	20,799
Financial instruments loss (gain)	164	(18,340)	52,582	(15,175)	52,418
Cash settlement of financial instruments	10,856	(1,125)	14,343	(1,345)	3,487
Funds flow from operations	$5,974	$88,269	$28,201	$163,719	$22,227

Gran Tierra is unable to provide forward-looking net income and oil and gas sales, the GAAP measures most directly comparable to the non-GAAP measures, such as Adjusted EBITDA and funds flow from operations and operating netback, respectively, due to the impracticality of quantifying certain components required by GAAP as a result of the inherent volatility in the value of certain financial instruments held by the Company and the inability to quantify the effectiveness of commodity price derivatives used to manage the variability in cash flows associated with the forecasted sale of its oil production and changes in commodity prices.
Presentation of Oil and Gas Information
BOEs have been converted on the basis of 6 thousand cubic feet ("Mcf") of natural gas to 1 bbl of oil. BOEs may be misleading, particularly if used in isolation. A BOE conversion ratio of 6 Mcf: 1 bbl is based on an energy equivalency conversion method primarily applicable at the burner tip and does not represent a value equivalency at the wellhead. In addition, given that the value ratio based on the current price of oil as compared with natural gas is significantly different from the energy equivalent of six to one, utilizing a BOE conversion ratio of 6 Mcf: 1 bbl would be misleading as an indication of value.
References to a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume. Gran Tierra's reported production is a mix of light crude oil and medium and heavy crude oil for which there is not a precise breakdown since the Company's oil sales volumes typically represent blends of more than one type of crude oil. Well test results should be considered as preliminary and not necessarily indicative of long-term performance or of ultimate recovery. Well log interpretations indicating oil and gas accumulations are not necessarily indicative of future production or ultimate recovery. If it is indicated that a pressure transient analysis or well-test interpretation has not been carried out, any data disclosed in that respect should be considered preliminary until such analysis has been completed. References to thickness of “oil pay” or of a formation where evidence of hydrocarbons has been encountered is not necessarily an indicator that hydrocarbons will be recoverable in commercial quantities or in any estimated volume.
This press release contains certain oil and gas metrics, including operating netback and cash netback, which do not have standardized meanings or standard methods of calculation and therefore such measures may not be comparable to similar measures used by other companies and should not be used to make comparisons. These metrics are calculated as described in this press release and management believes that they are useful supplemental measures for the reasons described in this press release.
Such metrics have been included herein to provide readers with additional measures to evaluate the Company's performance; however, such measures are not reliable indicators of the future performance of the Company and future performance may not compare to the performance in previous periods.